UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SYS (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SYS
5050 Murphy Canyon Road, Suite 200
San Diego, California 92123
(858) 715-5500
October 31, 2005

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of Stockholders of SYS (the “Company”) to be held at the Four Points Sheraton at 8110 Aero Drive, San Diego, California, 92123 on December 16, 2005, at 1:00 p.m., local time.

At this meeting, you will be asked to vote, in person or by proxy, on the following matters:

1.	To elect eight directors to our Board of Directors to serve for the ensuing year and until their respective successors are elected and have been qualified;
2.	To approve the appointment of KPMG, public accountants, as independent public auditors to examine the accounts of SYS for fiscal year 2006; and
3.	To transact such other business as may properly come before the meeting and at any continuations or adjournments thereof.

Our Board of Directors recommends that you vote FOR each of the proposals to be considered at the Annual Meeting.

At the Annual Meeting, we also will be pleased to report on the business of SYS. A discussion period will be provided for questions and comments of general interest to stockholders.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement contain details concerning each of the proposals. We urge you to read and consider these documents carefully. Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. If you attend the meeting, you may vote in person, even if you previously returned your proxy card. If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed proxy card. Your vote is important regardless of the number of shares you own.

On behalf of our Board of Directors and management, we thank you for your continued support of SYS.

Sincerely,

/s/ David A. Derby
David A. Derby
Chairman of the Board

SYS
5050 Murphy Canyon Road, Suite 200
San Diego, California 92123
(858) 715-5500

NOTICE OF THE 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2005

To the Holders of Common Stock of SYS:

The 2005 Annual Meeting of stockholders of SYS will be held at the Four Points Sheraton at 8110 Aero Drive, San Diego, California, 92123 on December 16, 2005, at 1:00 p.m., local time, to consider the following business:

1.	To elect eight directors to our Board of Directors to serve for the ensuing year and until their respective successors are elected and have been qualified;
2.	To approve the appointment of KPMG, public accountants, as independent public auditors to examine the accounts of SYS for fiscal year 2006; and
3.	To transact such other business as may properly come before the meeting and at any continuations or adjournments thereof.

Our Board of Directors has fixed October 7, 2005 as the record date for the determination of stockholders entitled to notice of and vote at the 2005 Annual Meeting of Stockholders and at any adjournment thereof.

All stockholders are cordially invited to attend the 2005 Annual Meeting of Stockholders in person. Whether or not you plan to attend, please date, sign, and promptly return the enclosed proxy in the enclosed self-addressed envelope to ensure that your shares are represented at the meeting and to ensure a quorum. If you are able to attend in person, we will cancel your proxy at your request.

By Order of the Board of Directors

/s/ Michael W. Fink
Michael W. Fink
Secretary
San Diego, California
November 4, 2005

SYS

PROXY STATEMENT
FOR THE ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD ON DECEMBER 16, 2005

TABLE OF CONTENTS

GENERAL INFORMATION
Proxy Solicitation
Revocability and Voting of Proxy
Record Date and Voting Rights
Forward Looking Statements
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Security Ownership of Management and Certain Beneficial Owners
PROPOSAL 1
Directors and Nominees
Required Vote
Recommendation of the Board
Board Committees and Board Meetings
Audit Committee
Nominating and Compensation Committee
Corporate Governance
Independence of Directors
Code of Conduct and Ethics
Stockholders’ Communication with the Board
Director Attendance at Annual Stockholders’ Meetings
Compensation of Directors
Executive Officers
Executive Compensation
Employment Agreements, Termination of Employment and Change of Control Arrangements
Nominating &Compensation Committee Report on Executive Compensation
Nominating &Compensation Committee Interlocks and Insider Participation
Audit Committee Report
Common Stock Performance Graph
Certain Relationships and Related Transactions
Equity Compensation Plan Information
PROPOSAL 2
Introduction
Principal Accountant Fees and Services
Required Vote
Recommendation of the Board
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
ANNUAL REPORT
OTHER MATTERS
APPENDIX A

SYS
PROXY STATEMENT
GENERAL INFORMATION

Proxy Solicitation

The accompanying proxy is solicited by and on behalf of the Board of Directors of SYS (the “Company”, “SYS”, “us” or “our”) to be used at the 2005 Annual Meeting of stockholders (the “Annual Meeting”) to be held at the Four Points Sheraton at 8110 Aero Drive, San Diego, California, 92123, at 1:00 p.m., local time. The approximate mailing date of this Proxy Statement and the accompanying proxy and annual report is November 4, 2005.

Revocability and Voting of Proxy

When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the 2005 Annual Meeting of Stockholders in accordance with any directions noted thereon. If no direction is indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder signing and delivering a proxy may revoke it at any time before it is voted by filing with the Secretary of SYS an instrument revoking it, or a duly executed proxy bearing a later date. Any stockholder attending the meeting in person may withdraw his or her proxy and vote his or her shares at the meeting.

The cost of the solicitation of proxies will be borne by SYS. Solicitations will be made only by mail provided, however, that, if necessary, officers and regular employees of SYS may make solicitations of proxies personally or by telephone or fax, but such persons will not be specially compensated for such services. SYS may also reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

Record Date and Voting Rights

The only voting securities of SYS consists of common stock. Holders of record of common stock on October 7, 2005 will be entitled to notice of and vote at the 2005 Annual Meeting of Stockholders. On that date there were 11,264,448 shares of common stock outstanding. Each share is entitled to one vote on all matters to come before the meeting, except that cumulative voting may be used in the election of directors. Under California law, each shareholder may cumulate their votes for candidates placed in nomination prior to the voting for directors. Under cumulative voting, each shareholder may vote for a single candidate, or distribute votes among the candidates as such stockholder chooses, a number of votes equal to the number of candidates (eight at this meeting) multiplied by the number of shares held by such stockholder. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting. No shareholder shall be entitled to cumulate votes unless a shareholder has given notice at the meeting, prior to the voting, of such shareholder’s intention to cumulate their votes. If any one shareholder gives such notice, all stockholders must cumulate their votes for candidates in nomination, except to the extent that a shareholder withholds votes from the nominees. The proxy holders named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights with complete discretion in voting the shareholder’s shares.

The approval by holders of a majority of the shares present and voting at the meeting is required for the election of the director nominees, provided that if shares are voted cumulatively, the eight nominees receiving the highest number of votes will be elected. Broker non-votes, or shares held by a broker or nominee that are represented at the meeting but with respect to which the broker or nominee is not empowered to vote on a particular matter, will be counted only in determining whether a quorum is present at the meeting. Shares that are not represented in person or by proxy at the meeting shall not be counted in determining whether a quorum is present and shall not be deemed present at the meeting. Proxies that are submitted by any shareholder unmarked as to any matter shall be voted according to the recommendation of the Board of Directors. A proxy withholding authority to vote for a director nominee, if shares are not voted cumulatively, will be counted as a vote not in favor of the director nominee. A vote of abstention, as to any proposal as to which abstention is permitted, will be counted as a vote not in favor of such proposal.

FORWARD-LOOKING STATEMENTS

To the extent that the information presented in this proxy statement discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans" and "proposes." Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. When considering forward-looking statements in this proxy statement, you should keep in mind the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections, and other sections of our periodic reports filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of September 30, 2005 regarding the beneficial ownership of our common stock of:

•
each person known to SYS to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than 5% of the outstanding shares of common stock;

•	each director of SYS;

•	each executive officer of SYS named in the Summary Compensation Table (see “Executive Compensation”); and

•	all current executive officers and directors of SYS as a group.

The information set forth below was obtained from our records and from information furnished directly to SYS by each individual or entity. Unless otherwise indicated, the address of each named beneficial owner is c/o SYS, 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123.

Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership [1]	Percent of Class [2]
Clifton L. Cooke, Jr.	Director, President, Chief Executive Officer	1,439,439 [3]	12.7%
SYS 401(k) Employee Stock Ownership Plan	--	808,407	7.2%
John R. Hicks	Director	385,428 [4]	3.4%
John M. Burns	Director	316,924 [5]	2.8%
Charles E. Vandeveer	Director	269,916 [6]	2.4%
Thomas A. Page	Director	257,705 [7]	2.3%
Michael W. Fink	Sr. Vice President, Secretary	217,780 [8]	1.9%
Edward M. Lake	Chief Financial Officer	186,389 [9]	1.6%
Kenneth D. Regan	President, Defense Solutions Group	169,112 [10]	1.5%
David A. Derby	Director, Chairman of the Board	167,560 [11]	1.5%
Alfred M. Gray	Director	61,000 [12]	0.5%
Gail K. Naughton	Director	31,000 [13]	0.3%
All Directors and Named Executive Officers as a Group	--	3,502,253 [14]	28.2%

[1]
To the best knowledge of SYS, each of the beneficial owners listed herein has direct ownership of and sole voting power and sole investment power with respect to the shares of our common stock, except as set forth herein. As of September 30, 2005, a total of 11,224,818 shares of common stock has been considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). As to each beneficial owner listed above, includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of September 30, 2005 by the exercise or conversion of options, warrants or convertible notes.

[2]
As of September 30, 2005, a total of 11,224,818 shares of common stock has been considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). As to each beneficial owner listed above, any shares of common stock acquirable upon exercise or conversion of options, warrants or convertible notes within 60 days of September 30, 2005 have been included in determining their percent of class.

[3]	Includes (1) 50,000 shares acquirable upon exercise of options and (2) 68,182 shares acquirable upon conversion of convertible notes.
[4]	Includes (1) 44,000 shares acquirable upon exercise of options and 148,865 shares acquirable upon conversion of convertible notes.
[5]	Includes (1) 73,500 shares acquirable upon exercise of options and (2) 68,182 shares acquirable upon conversion of convertible notes.
[6]	Includes 60,300 shares acquirable upon exercise of options.
[7]	Includes (1) 49,750 shares acquirable upon exercise of options and (2) 95,455 shares acquirable upon conversion of convertible notes.
[8]	Includes 89,000 shares acquirable upon exercise of options.
[9]	Includes (1) 159,400 shares acquirable upon exercise of options and (2) 11,364 shares acquirable upon conversion of a convertible note.
[10]	Includes (1) 40,300 shares acquirable upon exercise of options and (2) 11,364 shares acquirable upon conversion of a convertible note.
[11]	Includes (1) 95,250 shares acquirable upon exercise of options and (2) 22,727 shares acquirable upon conversion of convertible notes.
[12]	Includes 61,000 shares acquirable upon exercise of options.
[13]	Includes 31,000 shares acquirable upon exercise of options.
[14]	Includes 1,179,639 shares acquirable upon exercise or conversion of options or convertible notes.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees

Eight directors are to be elected at the Annual Meeting. Each director will serve until the next annual meeting and until his or her successor has been elected and qualified. All of the nominees described in this Proxy Statement are currently serving as members of the Board of Directors. SYS knows of no reason why the nominees set forth below would not be available for election and would not be able to serve.

In the absence of instructions to the contrary, the shares represented by the proxies delivered to the Board of Directors will be voted for the eight nominees for election as directors of SYS. If any such nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee, if any, designated by the Board of Directors or, if none is so designated, will be cast according to the judgment in such matters of the person or persons voting the proxy.

Proxies solicited by the Board of Directors cannot be voted for more than eight nominees for directors.

The table immediately following contains pertinent information concerning the nominees and is followed by a brief biography of each nominee:

Name	Age	Office Held with SYS	Director Since
John M. Burns (2)	58	Director	Nov. 20, 2001

Clifton L. Cooke, Jr.	57	President and Chief Executive Officer	Nov. 20, 2001

David A. Derby (1)	64	Director	Nov. 20, 2001

General Al Gray, USMC (Ret.)	77	Director	April 14, 2003

John R. Hicks(1)	59	Director	January 22, 2004

Gail K. Naughton(2)	49	Director	Aug. 30, 2004

Thomas A. Page(1) (2)	72	Director	April 14, 2003

Charles E. Vandeveer	64	Director	Mar. 21, 1997

(1) Member of our Audit Committee
(2) Member of our Nominating and Compensation Committee

Biographical Information about our Directors

John M. Burns has served as a Director since November 2001 and has been the Vice-Chairman of the Board of Directors since April 2003. Since 1990, Mr. Burns has been Chairman and Chief Executive Officer of Scripps Ventures, Inc., a San Diego based investment company. Prior to 1990, Mr. Burns held various management positions with both Management Analysis Company and with San Diego Gas & Electric Company. Mr. Burns currently serves on four boards of directors in addition to our Board of Directors, including those of Primary Funding Corporation, Scripps Ventures, SmartPro3, and Power Partners International, Inc. He holds a B.S. degree in Civil Engineering from Worcester Polytechnic Institute and a Juris Doctorate from the University of San Diego.

Clifton L. Cooke, Jr. has been a Director since November 2001. Mr. Cooke has been the President and Chief Executive Officer of SYS since April 2003 having previously served as President and Chief Operating Officer of SYS since January 2002. From 2000 through 2002, Mr. Cooke was self-employed as an independent consultant. From 1998 through 2000, Mr. Cooke was Executive Vice President of Titan Corporation, a billion dollar diversified technology company. Mr. Cooke’s principal responsibility at Titan was to maximize the commercial success of Titan’s defense based technologies. In addition to his corporate responsibilities, Mr. Cooke was the general manager and Chief Executive Officer of the $170 million Titan Technologies Division. From 1988 to 1998, Mr. Cooke was founder and Chief Executive Officer of VisiCom Laboratories, which grew to over $50 million in revenue. VisiCom provides embedded real time products and services to its customers in [industry] and government. While at VisiCom, Mr. Cooke was responsible for VisiCom’s acquisition of six small companies that contributed significantly to VisiCom’s revenue growth. Prior to starting VisiCom in 1988, Mr. Cooke was founder and Chief Executive Officer of Advanced Digital Systems (“ADS”). ADS focused on providing engineering services for the U.S. Department of Defense satellite programs. Mr. Cooke received his B.A. degree in Applied Physics and Information Science from the University of California, San Diego.

David A. Derby has been a Director since November 2001 and has been Chairman of the Board of Directors since 2003. Mr. Derby is an independent business consultant serving New York Stock Exchange and NASDAQ listed public corporations as well as private business ventures and nonprofit service organizations. From 1982 until 1997, Mr. Derby co-founded and served as Chairman, President and Chief Executive Officer of Datron Systems, a provider of radio and satellite-based communication systems and broadband communication products for government and commercial markets that was acquired by the Titan Corporation in 2001, Mr. Derby has served on the board of directors, chaired the audit committee and served on the compensation committee of AML Communications, a wireless communications company headquartered in Camarillo, California since 1995. Mr. Derby provided technical services and training to NASA field engineering personnel in the Canary Islands during NASA’s Gemini Program and studied engineering at California State University, Northridge.

General Alfred M. Gray, USMC (Ret.), has been a Director since April 2003. In 1991, General Alfred Gray retired from the U.S. Marine Corps after 41 years of service and joined Garber International Associates (GIA), a consulting firm as a Senior Associate. General Gray also currently serves as a Senior Fellow and member of the Board of Regents for the Potomac Institute. From 1987 to 1991, General Gray served as a member of the Joint Chiefs of Staff and was the 29th Commandant of the Marine Corps. He served as military advisor to the President, the National Security Council and the Secretary of Defense. From 1984 to 1987, General Gray was the Commanding General, Fleet Marine Force, Atlantic, Fleet Marine Force Europe, II Marine Expeditionary Force and Marine Striking Forces Atlantic (NATO). General Gray holds a B.S. from the State University of New York. He also attended Lafayette College, the Marine Corps Command and Staff College, Army War College and did graduate work at Syracuse University. General Gray is the recipient of a Military Science degree from Norwich University and a Doctor of Strategic Intelligence degree from the Defense Intelligence College.

John R. Hicks was elected to the Board of Directors in January 2004. Mr. Hicks is President and Chief Executive Officer of JSH Investments, which he founded in 1998. From 2001 to 2003, Mr. Hicks served on the advisory council for Teklynx Corporation a $40 million subsidiary of Brady Corporation a manufacturer and converter of specialty labels and a systems integrator for the Auto ID industry. During the period from 1980 to 1998, Mr. Hicks was the Founder and President of CW Technologies, a software development company for laser and thermal printing devices and Founder and Chief Executive Officer of Codewriter Industries Inc. a manufacturer and developer of thermal printers for the Auto ID industry. From 1972 to 1980, Mr. Hicks was the Vice President of Sales and New Product development for CCR Corporation a POS distributor and developer. Mr. Hicks received a B.S. degree in Business Administration from the University of Southern California with a minor in Computer Science.

Gail K. Naughton, Ph.D. was elected to the Board of Directors in August 2004. Dr. Naughton has been the Dean of the College of Business Administration at San Diego State University since August 2002. Dr. Naughton was Vice Chairman of Advanced Tissue Sciences, Inc. (human-based tissue engineering) from March 2002 to October 2002, President from August 2000 to March 2002, President and Chief Operating Officer from 1995 to 2000 and co-founder and director since inception in 1988. Dr. Naughton held professorships at City University of New York, New York University Medical Center, Hunter College and York College She is currently on the board of two private biotechnology companies: Iken Therapeutics, Inc. and DermTech International (where she is also chairperson) and one public company, C.R. Bard, Inc. (NYSE “BCR”). Dr. Naughton earned her Ph.D. in Basic Medical Sciences and her M.S. in histology from the New York University Medical Center. She earned an executive MBA in 2001 from the Anderson School at the University of California, Los Angeles.

Thomas A. Page has been a Director since April 2003. Mr. Page is the former Chairman of the Board of Directors of Enova Corporation and San Diego Gas & Electric Company (SDG&E). Mr. Page joined SDG&E in 1978 as Executive Vice President and Chief Operating Officer. In 1981 he was elected President and Chief Executive Officer of SDG&E and elected Chairman in 1983. He held one or more of these positions until his retirement in 1998. Prior to joining SDG&E, Mr. Page held executive positions at Gulf States Utilities in Beaumont, Texas and Wisconsin Power and Light in Madison, Wisconsin. Mr. Page earned his B.S. degree in Civil Engineering and his Masters in Industrial Administration from Purdue University, where he was awarded a Doctorate in Management in 1994. He has been licensed as a Certified Public Accountant and Professional Engineer. Mr. Page is a director of Community Bancorp, Community National Bank, Multicell Technologies, and an Advisory Director of Sorrento Ventures, a venture capital firm.

Charles E. Vandeveer has been a Director since March 1997. Mr. Vandeveer has held various management, supervisory, administrative and project positions since he joined SYS in 1987 and was most recently a Senior Vice President, Enterprise Solutions Division. He is a retired Commander, United States Navy, Supply Corps. Mr. Vandeveer served as a Director of Naval Supply Centers and Supply Annexes, managing material operations and ship repairable programs. He was also a Ship Superintendent/Type Desk Officer, responsible for coordinating Naval Shipyard repairs and overhauls. Mr. Vandeveer has brought his valuable Navy experience to SYS and has put it to work expanding our presence in the Oxnard, California area. He has organized and directed large scale management studies and supervised subcontractors with various firms. Mr. Vandeveer received his Bachelors degree in Agricultural Industries from Southern Illinois University in 1963.

Required Vote

Under California law, a plurality of the votes present in person or by proxy by holders of the common stock at the Annual Meeting are necessary to elect directors.

Recommendation of the Board

The Nominating Committee recommended to the Board, and the Board approved, the nomination of the following eight (8) persons, John M. Burns, Clifton L. Cooke, Jr., David A. Derby, General Alfred M. Gray, USMC (Ret.), John R. Hicks, Gail K. Naughton, Ph.D., Thomas A. Page and Charles E. Vandeveer, for election at the Annual Meeting to serve a one-year term expiring at the annual meeting in 2006 and until their respective successors are elected and qualified. The Board Unanimously Recommends that the Stockholders Vote FOR Each of the Eight (8) Director Nominees.

Board Committees and Board Meetings

The Board of Directors held eleven (11) regularly scheduled and special meetings during fiscal year 2005. A quorum was reached at each of these meetings. Directors serve as chairmen or members of standing committees of the Board of Directors and may meet in these capacities at times other than those designated for meetings of the Board of Directors. Each of the directors of SYS during fiscal year 2005 attended at least 75% of the aggregate of (i) the total number of Board of Director meetings and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal year 2005, except Directors Naughton and Vandeveer.

Audit Committee

SYS has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, comprised of: David A. Derby, John R. Hicks and Thomas A. Page. Each member of the Audit Committee is independent as defined under the applicable rules of the SEC and American Stock Exchange (AMEX). The Audit Committee met four (4) times during the fiscal year ended June 30, 2005.

The Board has affirmatively determined that each of the current members of the Audit Committee are “financially sophisticated” under the definition contained in the American Stock Exchange Company Guide, and that Mr. Page has all the necessary attributes to be an “audit committee financial expert” as defined under Item 401(h) of Regulation S-K and independent as that term used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. Stockholders should understand that this designation does not impose upon Mr. Page any duties, obligations or liability that are greater than what are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability or any other member of the Audit Committee of the Board.

The Board of Directors has adopted a written charter for the Audit Committee, which established operating guidelines for the Audit Committee. This charter was previously included as an appendix to our proxy statement filed with the SEC on October 18, 2004. A copy of the charter is available on our website - www.systechnologies.com.

The Audit Committee charter is evaluated at least on an annual basis. Based on its current charter, the Audit Committee’s responsibilities include, among other things:

•	Is directly and solely responsible for the appointment, compensation, retention, and as necessary, the termination of our independent registered public accounting firm;

•	Oversees the audit activities of our independent registered public accounting firm with such independent registered public accounting firm reporting directly to the Committee;

•
Reviews and discusses with our independent registered public accounting firm, the scope, results and integrity of our annual audit and financial statements and our compliance with legal and regulatory requirements;

•	Consults with our independent registered public accounting firm to ensure rotation of the lead audit partner at least every five years and the timing of such rotation;

•	Oversees the independence of our independent registered public accounting firm;

•
Evaluates our independent registered public accounting firms' performance; and reviews and considers our independent registered public accounting firm's comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls;

•	Procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing items;

•	Procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and

•	Reviews compliance with certain corporate policies and discharges such other duties as may from time to time be assigned to it by the Board of Directors.

In addition, the Audit Committee has the authority to obtain advice and assistance from, and receive adequate funding from SYS to engage independent advisors, including independent counsel and any registered public accounting firm, as the Audit Committee deems necessary to fulfill its obligations.

The Audit Committee has prepared a report, a copy of which is set forth below under “Audit Committee Report”.

Nominating & Compensation Committee

The Nominating & Compensation Committee is comprised of the following board members, each of whom is independent as defined under applicable AMEX rules: John M. Burns, Gail K. Naughton and Thomas A. Page. During the fiscal year ended June 30, 2005, the Nominating & Compensation Committee held a total of four (4) meetings. Our Board of Directors has adopted a charter for the Nominating & Compensation Committee, a copy of which is available on our website - www.systechnologies.com.

The purposes of the Nomination & Compensation Committee are twofold. The first is to discharge, or assist the Board of Directors in discharging, all of the duties of the Board of Directors related to executive and director compensation in a manner that aligns executive officer and director compensation, and our incentive programs, with the business objectives SYS and the long term interests of its stockholders. The second is to review and nominate new director candidates who appear appropriately qualified and motivated to serve SYS, as well as review the performance of existing directors.

In fulfilling its responsibilities, the Nominating & Compensation Committee will consider nominees for the Board of Directors recommended by our stockholders. Stockholders desiring to recommend nominees must submit proposals to our Corporate Secretary in accordance with established procedures set forth in the section entitled, “Stockholders’ Communications with the Board” below. The Nominating & Compensation Committee has a policy with respect to director candidates that applies whether the recommendations are made by stockholders or the committee. Certain qualifications and considerations that the Nominating & Compensation Committee takes into account include whether candidates possess such attributes and experience as are necessary to provide a broad range of characteristics, including diversity, management skills, financial, technological and business experience, as well as whether such candidates are able to commit the requisite time for preparation and attendance at regularly scheduled meetings and to participate in other matters necessary for good corporate governance.

Under its charter, with respect to compensation matters, the Nominating & Compensation Committee:

•	Takes any and all action with respect to fixing the compensation level of Executive Officers of SYS, including the compensation of our Chief Executive Officer;

•	Develops and implements compensation policies that will clearly articulate the relationship of corporate performance to executive compensation and will attract and retain high quality executives;

•
Proposes for adoption by the Board of Directors and, if applicable, ratification by our stockholders, compensation plans, including but not limited to, stock option, stock appreciation rights, pension and profit sharing, stock purchase and deferred compensation plans and other similar programs and any amendments thereto or terminations thereof;

•	Grants rights, sets participation guidelines and interests in compensation plans to eligible participants;

•	Reviews and approves other such compensation matters referred to the Committee by the Board of Directors or the Chief Executive Officer;

•	Prepares a report to be filed with the Proxy Statement or Information Statement disclosing the compensation policies of SYS applicable to our Executive Officers; and

•	Reports from time to time to the Board of Directors on the Committee's actions.

The Nominating & Compensation Committee recommended to the Board of Directors each of the director nominees discussed in Proposal 1, each of whom is an incumbent board member.

Corporate Governance

Independence of Directors

The Board has determined affirmatively that Messrs. Burns, Derby, Gray, Hicks and Page and Dr. Naughton are “independent” under the standards and rules of the American Stock Exchange and the SEC. The definition of “independence” under the AMEX Company Guide includes a series of objective tests, such as that the director is not an employee of SYS and has not engaged in various types of business dealings with SYS. In addition, as further required by AMEX, the Board has made a subjective determination as to each independent director that no relationships, which in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. During 2005, our independent directors met at least twice in executive session in the absence of management.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our Directors, officers and employees. The Code of Ethics is available for review on our website at wwwsystechnologies.com.; the Code of Ethics is also available in print, without charge, to any stockholder who requests a copy by writing to us at SYS, 5050 Murphy Canyon Road, Suite 200, San Diego, California, 92123, Attention: Investor Relations. Each of our Directors, officers, including our Chief Executive Officer, Chief Financial Officer and Corporate Controller, and all of our other principal executive officers and employees is required to be familiar with the Code of Ethics and to certify compliance annually. There have not been any waivers of the Code of Ethics relating to any of our executive officers or Directors in the past year.

Stockholders’ Communication with the Board

SYS encourages stockholders to communicate with members of its Board of Directors. Stockholders wishing to communicate with directors, including to recommend candidates for election to the Board of Directors, may send communications to our office to the attention of the Corporate Secretary at 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123. All communications will be provided directly to the Board of Directors.

Director Attendance at Annual Stockholders’ Meetings

Although SYS encourages all of its directors to attend its annual meetings of stockholders, it has not established any written policy with regard to individual director attendance at such annual meetings. All of our incumbent directors who were our directors last year attended the prior year’s annual meeting, except Mr. Vandeveer and Ms. Naughton.

Compensation of Directors

Directors who are not our employees receive the following fees for their services.

•
Chairman of the Board: (i) $15,000 annually in cash paid on a monthly basis and (ii) 3,000 stock options annually, issued on a quarterly basis, priced as of the closing price for the last day of each quarter, vesting over four years on a 20/20/30/30 basis, which means that 20% vests on each of the first two anniversaries of the grant date and 30% vests on each of the last two anniversaries of the grant date, and expiring after five years;

•
Board Membership: (i) $15,000 annually in cash paid on a monthly basis and (ii) 6,000 stock options annually, issued on a quarterly basis, priced as of the closing price for the last day of each quarter, vesting on a 20/20/30/30 basis and expiring after five years;

•
Committee Chairmen: (i) $15,000 annually in cash paid on a monthly basis and (ii) 3,000 stock options annually, issued on a quarterly basis, priced as of the closing price for the last day of each quarter, vesting on a 20/20/30/30 basis and expiring after five years.

In addition, upon initial election to the Board, each Director receives a one time stock option grant to purchase 25,000 shares of our common stock that vests over five years. During the year ended June 30, 2005, the Board of Directors granted 111,000 stock purchase options to six outside directors exercisable at various prices per share. Effective on June 30, 2005, the Board of Directors elected to accelerate all outstanding stock options, which included those held by directors.

Executive Officers

The following table sets forth pertinent information concerning the persons who are the current executive officers (who are not directors) of SYS:

Name	Age	Capacity
Michael W. Fink	48	Secretary, Sr. Vice President
Ben Goodwin	65	Senior Vice President of Sales and Marketing and President, Public Safety, Security and Industrial Products Group
Edward M. Lake	51	Chief Financial Officer and Executive Vice President
Kenneth D. Regan	63	President, Defense Solutions Group and Executive Vice President

Michael W. Fink is Senior Vice President, Finance and Contracts. Mr. Fink joined SYS in July 1995. He has been the Corporate Secretary since January 1999. He was the acting Chief Financial Officer from January 2002 through August 2003. He is responsible for the contract and contract administration functions of SYS in addition to his responsibilities as Corporate Secretary He previously held various executive positions at San Diego Aircraft Engineering, Inc. (“SANDAIRE”), an engineering firm specializing in the aerospace and defense industries. Some of SANDAIRE’s major customers include the U.S. Navy, NASA, Lockheed, McDonnell Douglas, Tracor Aviation, Teledyne Ryan Aeronautical and Westinghouse. Mr. Fink received a B.S. degree in Business Administration (Accounting) from San Diego State University, where he has also attended graduate school where he studied mechanical engineering.

Ben Goodwin is Senior Vice President of Sales and Marketing and President of the Public Safety, Security and Industrial Products Group. Mr. Goodwin joined SYS in July 2005. Mr. Goodwin has held a variety of executive management positions in his career. From 2004 to 2005, Mr. Goodwin was Chief Operating Officer and VP of Sales for Aonix, a developer of software product solutions for the aerospace, telecommunications, and transportation industries. Mr. Goodwin had previously served as Chief Executive Officer of Aonix from 1996 to 2000. From 2000 to 2002, Mr. Goodwin was Executive Vice President of Sales & Marketing for FinanCenter, a developer of financial decision tools, and Chairman of the Board for Template Graphics Solutions, a provider of 3D graphics tools. From 1976 to 1996, Mr. Goodwin was the President and COO of Thomson Software Products and President and Chief Executive Officer, of SofTech Microsystems. In these capacities, Mr. Goodwin was responsible for the successful completion of an IPO, private placements and a merger in addition to significant revenue growth within the companies. Mr. Goodwin has a B.S. in Psychology from Millsaps College.

Edward M. Lake is Chief Financial Officer and Executive Vice President. Mr. Lake joined SYS in August 2003. From 2002 to 2003, Mr. Lake was CFO/COO for WIDCOMM, a leading software provider of Bluetooth short-range wireless connectivity solutions. From 2001 to 2002, Mr. Lake had a financial consulting practice representing clients in the software, telecommunications and biotechnology industries. From December 1999 to April 2001, Mr. Lake was SVP/CFO for Cayenta Inc., a $70 million commercial subsidiary of the Titan Corporation (NYSE:TTN), a billion dollar defense company, providing enterprise software products, systems integration, application hosting and managed services. Prior to 1999, Mr. Lake served as CFO for various technology companies including EVP/CFO and Secretary for Optimay Corporation, a mobile telecommunications software company, which was acquired by Lucent Technologies in 1998, EVP/CFO and Secretary for Intelligent Surgical Lasers, Inc., a development stage medical laser company during which time it completed an initial public offering and VP/CFO for Telesoft, an international software development company. Mr. Lake received his B.S. in Business Administration (Accounting) from San Diego State University, started his financial career with Coopers & Lybrand and is a CPA.

Kenneth D. Regan is President of the Defense Solutions Group and Executive Vice President. Mr. Regan joined SYS in May 2000. From December 1999 to April 2000, Mr. Regan was Corporate VP for M&A of Advanced Communication Systems, Inc., following two years as President of Advanced Communication Systems Services (ACSS) Division. As President of ACSS, he directed and organized the growth of ACSS from a 238 person, $37 million annual revenue communications and IT services company to over 1,000 people with annual revenue of $114 million. While President of ACSS, Mr. Regan played a key role in its largest single acquisition, and other strategic acquisitions, which lead to assuming merger and acquisition responsibilities. In 1997, he retired as a member of the Senior Executive Service (SES) from the Navy. During his 32 year career in the Navy RDT&E community, his roles ranged from hands-on engineering to managing a 600 person, $300 million Navy R&D technical department. Mr. Regan received his Bachelors degree in Electronic Engineering from Colorado State University in 1965.

Executive Compensation

The following is a table showing the remuneration paid by SYS during its fiscal years ended June 30, 2005, 2004 and 2003 for services in all capacities to its Chief Executive Officer and each officer, the sum of whose cash-equivalent forms of remuneration during such year exceeded $100,000 (collectively, and together with the Chief Executive Officer, the “Named Executive Officers”):

	Summary Compensation Table
					Long-Term Compensation
	Annual Compensation				Awards
Name & Principal Position	Fiscal Year	Salary	Bonus	Other	# of Securities Underlying Options
Clifton L. Cooke, Jr. [1]	2005	$225,774	$50,000	--	50,000
President and CEO	2004	$165,378	--	$11,538 [2]	--
	2003	$190,757	--	--	--

W. Gerald Newmin [3]	2003	$116,762	--	--	100,000
Chairman and CEO

Edward M. Lake [4]	2005	$190,931	--	--	97,000
CFO	2004	$154,836	$22,000	--	140,000

Michael W. Fink	2005	$152,000	$12,500	--	50,000
Secretary and Sr. Vice	2004	$145,080	$5,000	--	30,000
President	2003	$144,308	--	$26,993 [2]	10,000

Linda E. Gagnon	2004	$148,668	--	--	24,000
Sr. Vice President

Kenneth D. Regan	2005	$179,642	$16,500	--	51,000
President, DSG	2004	$148,668	--	--	24,000

Charles E. Vandeveer	2004	$143,088	$9,130	--	24,000
Sr. Vice President

(1)	Mr. Cooke was President and COO through April 14, 2003. On April 14, 2003, Mr. Cooke became the President and CEO of SYS.
(2)	Amount shown is accrued personal leave that was exchanged for cash.
(3)	Mr. Newmin did not stand for re-election to the positions of Chairman and CEO and therefore his employment with SYS ended on April 14, 2003.
(4)	Mr. Lake began his employment with SYS on August 4, 2003 and, therefore, the amount shown in 2004 is not for a full year.

Stock Option Grants

The following table sets forth certain information concerning stock options granted to the Named Executive Officers during the fiscal year ended June 30, 2005 pursuant to the SYS Technologies, Inc. 2003 Stock Option Plan. No stock appreciation rights have been granted pursuant to such plan or otherwise.

OPTION GRANTS IN LAST FISCAL YEAR
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Last Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
					5%	10%
Clifton L. Cooke, Jr.	50,000[1]	8.3%	$2.81	2010	39,000	86,000

Michael W. Fink	50,000[1]	8.3%	$2.55	2010	35,000	78,000

Edward M. Lake	47,000[2]	7.8%	$2.70	2009	35,000	77,000
	50,000[1]	8.3%	$2.55	2010	35,000	78,000

Kenneth D. Regan	25,000[2]	4.1%	$2.70	2009	19,000	41,000
	26,000[1]	4.3%	$2.55	2010	18,000	40,000
________________________

(1)	These options were granted in March 2005, are fully vested and expire five years from the date of grant.
(2)	These options were granted in September 2004, vest on a 20/20/30/30 percent basis over four years and expire five years from the date of grant.
(3)
Amounts represent hypothetical gains that could be achieved if exercised at end of the option term. The dollar amounts under these columns assume 5% and 10% compounded annual appreciation of the common stock from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under SEC rules and, therefore, are not intended to forecast possible future appreciation of common stock or amounts that may be ultimately realized upon exercise. SYS does not believe this method accurately illustrates the potential value of a stock option.

The following table sets forth the number and value of unexercised stock options at June 30, 2005, held by the Named Executive Officers. All options represent the right to purchase common stock at prices ranging from $1.25 to $2.81 per share. The bid price of the common stock as of June 30, 2005 was $2.60 per share.

Aggregated Option Exercises in 2005 and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options (#)		Value of Unexercised In-the-Money Options ($)
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Clifton L. Cooke, Jr.	--	--	50,000	--	--	--
Edward M. Lake	--	--	120,000	117,000	43,000	38,500
Michael W. Fink	--	--	85,000	30,000	44,750	20,500
Kenneth D. Regan	44,000	100,200	30,800	50,200	3,730	17,820

Employment Agreements, Termination of Employment and Change of Control Arrangements

SYS has executed employment agreements with officers Cooke, Lake, Fink and Regan. These agreements provide for a base salary that is subject to annual review, an annual bonus pursuant to a bonus plan approved by the Board of Directors and certain fringe benefits.  If their employment is terminated for any reason other than for Cause (as defined therein) or their resignation, each will be entitled to receive his base salary and certain fringe benefits during the severance period and acceleration of stock options.  These agreements were submitted as exhibits to our Annual Report on Form 10-KSB for the year ended June 30, 2004. Subsequent to the end of our fiscal year ended June 30, 2005, Ben Goodwin was hired into an officer position of SYS. In connection with Mr. Goodwin’s employment, SYS and Mr. Goodwin entered into an employment agreement and a Restricted Stock Purchase Agreement. A copy of Mr. Goodwin’s employment agreement is attached as Appendix A to this document. Mr. Goodwin’s restricted stock purchase agreement was previously filed by SYS on Form 8-K on August 18, 2005.

Some of the key terms of the agreements are shown in the table below:
Officer	Expiration Date	Base Salary	Severance Pay(in months)
Cooke (1)	June 30, 2006	$225,000	12
Fink (1)	June 30, 2006	$152,000	12
Lake (1)	June 30, 2006	$190,923	18
Regan (1)	June 30, 2006	$175,000	12
Goodwin (2)	July 25, 2007	$185,000	12

(1) The base salary shown was in effect as of August 2004.
(2) The base salary shown was in effect as of July 2005.

NOMINATING &COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Each member of our Nominating & Compensation Committee is independent, as determined by our Board of Directors. The responsibility of the Nominating & Compensation Committee is to administer our executive compensation programs, to monitor corporate performance and its relationship to compensation of executive officers and to make appropriate recommendations concerning matters of executive compensation. This report sets forth the major components of executive compensation and the basis by which fiscal year 2005 compensation determinations were made with respect to the executive officers of SYS.

Compensation Policy and Guidelines

We believe that the quality, skills and dedication of our senior executive officers are critical factors affecting the long-term value of SYS. Our key compensation goals are to align executive compensation with our long-term business objectives and performance, to enable SYS to attract and retain high-quality executive officers and employees who will contribute to the long-term success of SYS and to reward such executive officers and employees for their successful efforts in attaining objectives beneficial to the growth and profitability of SYS.

In order to achieve our goals, the Nominating & Compensation Committee has developed the following principles that serve as guidance for compensation decisions for all employees: (i) to attract and retain the most highly qualified management and employee team, (ii) to pay competitively with prevailing industry standards, (iii) to emphasize sustained performance by aligning monetary rewards with stockholder interests, (iv) to emphasize performance-related contributions as the basis of pay decisions, and (v) to provide incentive bonus awards for management based upon attaining revenue and profitability goals. To implement these policies, the Nominating & Compensation Committee has designed a compensation program consisting of base salary, an annual incentive bonus plan, stock options and other employment benefits.

Compensation Program Elements

Our compensation levels and benefits are reviewed on an annual basis to determine whether they are competitive and reasonable in light of the overall performance of SYS and our ability to attract and retain talented executives. Our focus is on growth and profitability.

Base Salary. Salary levels are primarily determined by the Nominating & Compensation Committee in consideration of the performance of the individual executive, the financial performance of SYS and the prevailing industry standards for similar executives of similar companies. Our philosophy regarding base salaries is conservative, using published industry reports and surveys on executive compensation. Our business consists of both information technology and engineering services. SYS therefore compares itself for this purpose with other small public technology service providers and/or government contracting firms that are primarily in the business of providing information technology or engineering services to the government. The Nominating & Compensation Committee has not evaluated corporate performance of these firms other than to develop a general sense that they are successful growing firms. Periodic increases in base salary relate to individual contribution evaluated against pre-established objectives. The base salaries paid to the five most highly compensated executive officers for the past three years are set forth in the “Executive Compensation—Summary Compensation Table”.

Stock Options. SYS believes the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from our stock price increases. By this approach, the interests of stockholders, executives and employees are closely aligned. Through our 2003 Stock Option Plan, executives and employees are eligible to receive stock options, giving them the right to purchase shares of common stock of SYS at a specified price in the future.

In considering the award of stock options, management and the Nominating & Compensation Committee consider several factors: individual performance versus assigned objectives; profit contribution; criticality of the individual to the future success of SYS, and overall contribution to our success. Management recommends option grants to the Nominating & Compensation Committee and the Nominating & Compensation Committee revises and approves the final grants. As part of the process, the Nominating & Compensation Committee also reviews the current stock and option holdings of the nominees, their total compensation and the history of option grants to each individual under consideration and has also accelerated the vesting of certain executive officers’ options.

Bonus and Incentive Programs. Our executive officers and operating managers participate in an incentive compensation program which awards cash bonuses of specific amounts based on attaining or exceeding specific revenue and profitability targets established at the beginning of each fiscal year. These targets may include revenue, new business, divisional EBITDA, or corporate EBITDA. Underachievement of the target may generate a lesser or no bonus, and overachievement of the target may generate a greater bonus.

Executive officers may be entitled to additional cash bonuses from time to time based upon performance at the discretion of the Nominating & Compensation Committee and in some cases, the Chief Executive Officer. The cash bonuses paid to the five most highly compensated executive officers for the past three years are set forth in the “Executive Compensation—Summary Compensation Table”.

Severance Compensation. To retain highly qualified executive officers, SYS from time to time enters into severance agreements with certain of its officers. The determination of whether SYS would benefit from a severance agreement with a particular officer is subjective, based upon such officer’s experience and value to SYS.

Other Benefits. Our philosophy is to provide adequate health and welfare oriented benefits to executives and employees, but to maintain a highly conservative posture relative to executive benefits.

Fiscal Year 2005 Compensation for the Chief Executive Officer

During the 2005 fiscal year, Mr. Cooke was paid an annual base salary of $226,000 and received a $50,000 bonus based upon our performance against annual budgetary targets established by the Board. Mr. Cooke was eligible for the bonus because SYS has achieved certain specified targets established by the Nominating & Compensation Committee at the beginning of the fiscal year.

In addition, consistent with the Nominating & Compensation Committee’s goal of increasing employee ownership of common stock, described above, Mr. Cooke was awarded options to purchase 50,000 shares of common stock during fiscal year 2005. The options were granted in March 2005 and are fully vested. These options expire five years from the grant date, and have an exercise price equal to the fair market value of the common stock on the grant date. It is the Nominating & Compensation Committee’s view that the award of these stock options continues to be an effective way of tying Mr. Cookes’ financial interests to those of our stockholders, since the value of these stock options is directly linked to increases in stockholder value.

Summary

The Nominating & Compensation Committee believes the total compensation program for executives of SYS, including the Chief Executive Officer, is appropriate and competitive with the total compensation programs provided by similar companies in the industry with which SYS competes. The Nominating & Compensation Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operating results of SYS on behalf of our stockholders.

Submitted by the Nominating & Compensation Committee

John M. Burns
Gail K. Naughton
Thomas A. Page

Compensation Committee Interlocks and Insider Participation

None of the members of the Nominating & Compensation Committee during the fiscal year ended June 30, 2005 was, during such year or prior thereto, an officer or employee of SYS or any of its subsidiaries. During fiscal 2005, no executive officer of SYS served as a director or member of the compensation committee (or other board committee performing similar functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a director or member of the Nominating & Compensation Committee of SYS.

AUDIT COMMITTEE REPORT

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

The Audit Committee has reviewed and discussed our audited financial statements with SYS management and has discussed certain required matters with our independent auditors, in accordance with Statement of Auditing Standards No. 61.

Our independent auditors also provided written documentation to the Audit Committee, describing all relationships between the auditors and SYS that might bear on the auditors’ independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005 for filing with the SEC. The Audit Committee also recommended the appointment of KPMG as the independent auditors for fiscal year ending June 30, 2006 and the Board of Directors concurred in such recommendation.

Submitted by the Audit Committee

David A. Derby
John R. Hicks
Thomas A. Page

Common Stock Performance Graph

The following graph compares the cumulative, five-year stockholder returns on our common stock with the cumulative returns of the (i) American Stock Exchange Market Index and (ii) the SPADE Defense Index, which is a modified capitalization-weighted index comprised of publicly traded companies that benchmarks the performance of companies involved with the defense, homeland security, and space marketplace. The graph assumes the value of the investment in our common stock and each index was $100 on June 30, 2000.

	June 30
	2000	2001	2002	2003	2004	2005
SYS	100.00	142.05	142.05	204.55	328.41	295.45
AMEX	100.00	90.59	75.58	79.56	96.48	107.52
SPADE	100.00	110.19	128.10	120.44	160.98	184.06

Certain Relationships and Related Transactions

There are no existing or proposed material transactions between SYS and any of its directors, executive officers or beneficial owners of more than 5% of the common stock, or the immediate family or associates of any of the foregoing persons. No officer or director of SYS is indebted to SYS in an amount in excess of $60,000. There are no family relationships among any of the directors and executive officers of SYS.

Equity Compensation Plan Information

Set forth below is certain information as of June 30, 2005 with respect to compensation plans (including individual compensation arrangements) under which equity securities of SYS are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price	Number of securities remaining available for issuance under the plan(s)
Equity compensation plans approved by stockholders
2003 Stock Option Plan	1,575,350	$2.36	1,409,800
1997 Stock Option Plan	815,750	$1.14	0

The table above does not include the shares of common stock of SYS that are subject to the Restricted Stock Purchase Agreement (the "RSPA") dated August 16, 2005, entered into between SYS and Ben Goodwin, its Senior Vice President of Sales and Marketing, as an inducement to employment. Under the terms of the RSPA, SYS agreed to sell to Mr. Goodwin, and Mr. Goodwin agreed to purchase from SYS, between 200,000 and 250,000 shares of SYS common stock. Such purchase and sale must occur within 90 days of August 16, 2005. The purchase price for such shares shall be 90% of the average closing price of our common stock on the American Stock Exchange during the trading days between August 16, 2005, and the day immediately preceding the closing date for such purchase, provided that such purchase price shall be not less than $2.50 per share. SYS also agreed to include Mr. Goodwin’s RSPA shares in any subsequent registration statement to register the resale of shares of common stock.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

During fiscal year 2005 SYS used the services of the firm of KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm. The Board of Directors recommends appointment of KPMG as our independent registered public accounting firm for our 2006 fiscal year (commencing July 1, 2005) and nominates that firm for selection at the Annual Meeting. A representative of KPMG is expected to be made available at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

Under the procedures established by the Audit Committee, all auditing services and all non-audit services performed by KPMG are to be pre-approved by the Audit Committee, subject to the de minimus exception provided under Section 202 of the Sarbanes-Oxley Act. All of the services provided by KPMG during the 2005 fiscal year were pre-approved by the Audit Committee.

Principal Accountant Fees and Services

The aggregate fees billed by our independent registered public accounting firm for professional services rendered for the audit of our annual financial statements, for the reviews of the financial statements included in our Quarterly Reports on Form 10-QSB and for other audit related services are included in the table below under audit fees. Audit-related fees generally include fees for accounting consultations, business acquisitions and associated audits, if applicable, and work related to equity offerings. Tax fees include fees for tax compliance, tax advice and tax planning rendered on behalf of SYS related to the preparation of federal and state income tax returns. These fees were paid to our principal accountants, KPMG, unless otherwise noted.

	2005	2004
Audit fees (1)	$ 193,000	$ 119,000

Audit related fees	$ 212,000	$ 10,000

Tax fees	$ 100,000	$ 51,000

Other fees (2)	--	$ 14,000

Total fees	$ 505,000	$ 194,000

(1) Audit fees in 2004 included $8,000 to J.H. Cohn LLP
(2) These fees were all paid to J.H. Cohn LLP

KPMG billed no other fees for the fiscal years ended June 30, 2005 and 2004, except as disclosed above. The Audit Committee has determined that the rendering of all non-audit services by KPMG is compatible with maintaining the auditor’s independence.

Required Vote

The affirmative vote of a majority of the votes present in person or by proxy by holders of the common stock at the Annual Meeting will be required to ratify the selection of KPMG LLP as our independent auditors for 2006.

Recommendation of the Board

The Board unanimously recommends a vote FOR the ratification of appointment of KPMG LLP as our independent auditors for 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued there under, our executive officers and directors are required to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of the common stock. Based solely on its review of the copies of such reports furnished to SYS, or written representations that no reports were required, SYS believes that, during fiscal year 2005, its executive officers and directors complied with Section 16(a) requirements.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any proposal which a shareholder wishes to present at the 2006 Annual stockholders Meeting must be received at our office at 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123, no later than July 1, 2006 in order to be included in our proxy statement and proxy relating to that meeting.

ANNUAL REPORT

Our 2005 Form 10-KSB and letter from the President for stockholders is being mailed herewith. All SEC filings are available on our website, www.systechnologies.com.

OTHER MATTERS

The Board of Directors does not know of any other business matters to be presented at the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote therein according to their best judgment and in the interest of SYS.

By Order of the Board of Directors

/s/ Michael W. Fink
Michael W. Fink
Secretary
San Diego, California
October 31, 2005

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
December 16, 2005

The undersigned hereby appoints Thomas A. Page and Charles E. Vandeveer, or either of them, proxies of the undersigned, to vote and represent all shares of the common stock, without Par Value, registered in the name of the undersigned, at the 2005 Annual Meeting of stockholders of SYS to be held at 1:00 p.m. at the Four Points Sheraton at 8110 Aero Drive, San Diego, California, 92123.

The shares represented by this proxy can be voted as marked by the SYS common stockholder of record on October 7, 2005, whose printed name and signature is placed on the opposite side. Please mark the appropriate box.

Item 1. Election of Directors

[ ]	FOR all nominees listed below (except as marked to the contrary below).	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees	John M. Burns	General Al Gray, USMC (Ret.)	Thomas A. Page
	Clifton L. Cooke, Jr.	John R. Hicks	Charles E. Vandeveer
	David A. Derby	Gail K. Naughton

To withhold authority for any individual nominee, write the nominee’s name in the space provided:

Item 2. Proposal to approve the appointment of KPMG, LLP as the independent registered public accountants for SYS for its 2006 fiscal year.

[ ] FOR  [ ] AGAINST  [ ] ABSTAIN

(NOTE: Please see reverse of this page)

IF CUMULATIVE VOTING FOR DIRECTORS IS REQUESTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES. IF NO INDICATION IS MADE ABOVE ON HOW YOU DESIRE YOUR SHARES TO BE VOTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES.

IN WITNESS WHEREOF,
the undersigned has signed this proxy on ________________________, _______
(month and day) (year)

The undersigned [ ] PLANS [ ] DOES NOT PLAN to attend the meeting. Stockholders who are present at the meeting may withdraw their proxy by contacting the Secretary in order to vote in person if they so desire.

(Print Name)	(Signature)

(Print Name)	(Signature)

NOTE: Please date the proxy and sign your name as it appears on the label. If shares are registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporation officers should show their full titles.

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY

Addendix A
EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”), effective July 25, 2005, is entered into by and between SYS Technologies, a California corporation, with its principal office at 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123 (“Company”), and Ben Goodwin, (“Employee”), collectively the “Parties.” The Parties hereto desire to enter into an employment arrangement and in order to accomplish that purpose and in consideration of the terms, covenants and conditions hereinafter set forth, the Parties hereby enter into this Agreement.

SECTION 1

EMPLOYMENT; TERM; DUTIES

1.1  Employment. Upon the terms and conditions hereinafter set forth, the Company employs Employee, and Employee hereby accepts employment, as Senior Vice President of Sales & Marketing.

1.2  Term. Unless sooner terminated as hereinafter provided, Employee’s employment hereunder shall be for a term (the “Term”) commencing on the date this Agreement is effective and ending on July 25, 2007. If the Company elects not to renew this Agreement at the conclusion of the Term, Employee will be eligible for severance benefits pursuant to and in accordance with subsections 4.2 or 4.4.

1.3  Duties. During the Term, Employee shall perform such duties for the Company as are prescribed by applicable job specifications, the Bylaws of the Company and such other or additional duties, consistent with such Bylaws, as may be assigned to him/her from time to time by the Chief Executive Officer (“CEO”), or the Board of Directors of the Company. Employee shall devote his/her best efforts, attention and energies to the performance of his/her duties hereunder. This employment is full-time and exclusive. Employee may not work for any other company or enterprise during the Term of this Agreement such that such employment would conflict or interfere with his/her obligations to the Company under this Agreement. Employee must advise the CEO in writing prior to undertaking any employment in addition to his/her employment with the Company.

SECTION 2

COMPENSATION

2.1  Base Salary. For all services rendered by Employee hereunder and all covenants and conditions undertaken by both Parties pursuant to this Agreement, the Company shall pay, and Employee shall accept, as compensation, an annual base salary (“Base Salary”) of One Fifty Dollars ($150,000). This Base Salary shall be payable in accordance with the normal payroll practices of Company, less required deductions pursuant to state and federal law, and less any amounts to be deducted pursuant to agreement between the Parties.

2.2  Incentive Compensation. The Employee will also be eligible for a $75,000 annual incentive bonus, based upon meeting objectives to be mutually agreed upon within 30 days of Employee’s start date. This bonus arrangement is subject to adjustment annually.

2.3  Performance and Salary Review. Employee’s performance will be reviewed on no less than an annual basis. Adjustments to salary or other compensation, if any, will be made by the CEO, or the Board of Directors as is then appropriate.

2.4  Stock Options. Subject to the approval of the Board of Directors, Employee will receive 25,000 stock options, subject to SYS’ normal vesting schedule, and priced according to the closing price of the stock on Employee’s start date.

2.5  Restricted Stock Purchase Agreement. The parties further agree that SYS will enter into a Restricted Stock Purchase Agreement with Mr. Goodwin that will enable Mr. Goodwin to acquire restricted shares of SYS common stock. Specific terms as to pricing, number of shares and restrictions on the stock will be negotiated after SYS has consulted with counsel and its accountants. The parties agree to use their best efforts to complete this agreement as soon as practicable.

SECTION 3

BENEFITS/BUSINESS EXPENSES

3.1  Benefits. During the Term, Employee shall be entitled to participate in such life, health, accident, disability and hospitalization insurance plans, pension plans and retirement plans as the Company makes available to the employees of the Company as a group.

3.2  Business Expenses. Employee will be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of his/her duties on behalf of Company. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company’s policies and procedures.

SECTION 4

TERMINATION; RESIGNATION; CHANGE OF CONTROL; DEATH; DISABILITY

4.1  Termination of Employment With Cause. If (a) Employee fails to meet the performance standards established for his/her position and does not remedy such shortcomings within 30 days after written notice from the Company of such failure; or (b) Employee breaches any material provision of this Agreement; or (c) Employee has been convicted of any felony; or (d) Employee commits any act of fraud, misappropriation of funds or embezzlement; or (e) Employee fails to report to work for three (3) consecutive business days without informing his/her superior; or (f) Employee commits any act, or fails to take any action, the effect of which is to bring the Company into disrepute with any of its customers, including, but not limited to a material violation of the Company Code of Ethics, the Company shall have the right, upon written notice to the Employee, to immediately terminate his/her employment (“Termination With Cause”) hereunder, without any further liability or obligation to him/her hereunder or otherwise in respect of his/her employment, other than its obligation to pay unpaid Base Salary and unused personal time accrued as of the date of termination.

4.2  Termination of Employment Without Cause. Notwithstanding any provision to the contrary herein, the Company may at any time, in its sole and absolute discretion and for any or no reason, terminate the employment of the Employee hereunder; PROVIDED, that if such termination is not a Termination With Cause, as defined by subsection 4.1, and such termination is not caused by the death or Disability of the Employee, the Company shall pay and/or provide the Employee as follows:

4.2.1  All accrued but unpaid Base Salary.

4.2.2  Reimbursement of normal incidental employee expenses as of the date of the termination as and when such amount is due and payable hereunder in accordance with subsection 3.2.

4.2.3  Company shall pay twelve (12) severance payments (“Severance Payments”) payable monthly to Employee equivalent to one-twelfth (1/12) of the Base Salary in effect as of the date of such termination (the “Termination Date”) for a period of twelve months from the Date of Termination (the “Severance Period”), provided that Employee and the Company execute an appropriate mutual general release before Employee has any entitlement to the Severance Payments. Company will also pay the premiums on the COBRA insurance coverages during the Severance Period, provided that Employee qualifies for such coverages and timely elects COBRA coverage. The Company may, at its option, pay for and acquire insurance which will provide the Severance Payments and such benefits during the Severance Period.

4.2.4  All stock options issued to Employee or earned but not yet issued prior to the Termination Date shall immediately become fully vested.

4.2.5  Accrued but unused personal leave shall be paid out in accordance with legal requirements. No personal leave or other benefits shall continue to accrue during the Severance Period.

4.2.6  Notwithstanding the foregoing, if any amounts due to Employee pursuant to this Agreement are determined to be “Parachute Payments” as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, then the total compensation paid to Employee pursuant to this Agreement, together with any other payment or the value of any benefit received or to be received by Employee which is treated as a Parachute Payment shall not exceed 2.99 times Employee's Base Amount (as such term is defined in Section 280G of the Code). In the event a reduction of the payments set forth in this Agreement is required pursuant to this Section, Employee may select the compensation which will be reduced in order to fall within the 2.99 times Base Amount limitation.

4.3  Resignation.

4.3.1  If Employee resigns (except as set forth in subsections 4.3.2 or 4.4 below), this Agreement shall immediately terminate and the Company shall have no further liability or obligation to Employee hereunder, including any severance payments, or otherwise in respect of his/her employment, other than its obligation to pay unpaid Base Salary and unused personal leave accrued as of the date of resignation.

4.3.2  Resignation with Cause. If Employee resigns his/her employment because (a) his/her position or duties are modified by the Company to such an extent that his/her duties are substantially no longer consistent with the position for which he/she was employed pursuant to this Agreement, or (b) there has been a material breach by the Company of a material term of this Agreement which continues uncured following fourteen (14) days after written notice by Employee to the Company of such breach, then Employee will be entitled to the severance benefits set forth in subsection 4.2, consistent with the terms of said provision.

4.4  Change In Control. In the event of a Change in Control (as that term is defined below), Company shall immediately take all necessary measures, consistent with the Company’s Stock Option Plans, to accelerate the vesting of any unvested options held by the Employee under such Plans so that such options will be treated as vested options during the Change in Control. In addition, employment separation, as provided in this section, that occurs as a result of a Change in Control shall result in Severance Payments on the same terms set forth in subsection 4.2 above, except that the Severance Period shall be eighteen (18) months. Such Change In Control Severance Payments will be made in the event of:

(a)  Employee’s involuntary dismissal or discharge by the Company, other than pursuant to subsections 4.1, 4.3.1, or 4.5, or

(b)  Employee’s voluntary resignation, other than pursuant to subsection 4.3, following (i) a change in his/her position with the Company (or Parent or Subsidiary employing Employee) which materially reduces his/her duties and responsibilities or the level of management to which he/she reports, (ii) a reduction in Employee’s level of compensation as of the date of the Change in Control (including base salary and fringe benefits), or (iii) a relocation of Employee’s place of employment by more than fifty (50) miles, provided and only if such change, reduction, or relocation is effected by the Company without Employee’s express consent.

(c)  For purposes of this Agreement, a “Change in Control” shall mean (i) a sale of all or substantially all of the assets of the Company to another corporation, less than 50% of the voting power for which corporation is owned by shareholders of the Company or the Company immediately following the transaction (a “Non-Affiliated Corporation”), (ii) an exchange of more than 50% of the outstanding shares of the Company’s common stock for shares of a Non-Affiliated Corporation, or (iii) a merger by the Company with or into another corporation with the result that the surviving corporation is a Non-Affiliated Corporation. However, if a transaction occurs in two steps and if, within 360 days following the close there has not been the transfer of 50% or more of the voting control or shares in the Company, then a Change of Control shall not have occurred.

4.5  Termination Due to Death or Disability. This Agreement will immediately terminate upon Employee’s death. This Agreement will terminate upon Employee’s Disability (as defined below), when consistent with state and federal law. In the event of Employee’s termination due to death or Disability, Employee, or Employee’s heirs, personal representatives or estate, as the case may be, will be entitled to receive only the standard entitlements and those benefits available under any applicable Company plan or insurance policy, subject to such plan or policy requirements, along with accrued unpaid Base Salary and personal time. All other Company obligations to Employee pursuant to this Agreement will become automatically terminated and completely extinguished. In addition, neither Employee nor Employee’s heirs, personal representatives or estate will be entitled to receive Severance Payments or other benefits described in subsection 4.2 above.

4.5.1  For the purpose of this Agreement only, the Company will not deem this Agreement terminated due to Employee’s Disability unless he/she has been unable to perform his/her duties hereunder for three (3) consecutive months or ninety (90) days in any twelve (12) consecutive month period due to Employee’s medical or mental condition, as determined in good faith by the Board of Directors of the Company.

SECTION 5

INVENTIONS; CONFIDENTIAL/TRADE SECRET INFORMATION; NON-DISCLOSURE; UNFAIR COMPETITION; CONFLICT OF INTEREST

5.1  Inventions. All processes, technologies and inventions relating to the business of the Company (collectively, “Inventions”), including new contributions, improvements, ideas, discoveries, trademarks and trade names, conceived, developed, invented, made or found by the Employee, alone or with others, during his/her employment by the Company, whether or not patentable and whether or not conceived, developed, invented, made or found on the Company's time or with the use of the Company's facilities or materials, shall be the property of the Company and shall be promptly and fully disclosed by Employee to the Company. The Employee shall perform all necessary acts (including, without limitation, executing and delivering any confirmatory assignments, documents or instruments requested by the Company) to assign or otherwise to vest title to any such Inventions in the Company and to enable the Company, at its expense, to secure and maintain domestic and/or foreign patents or any other rights for such Inventions. This Agreement and this subsection does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code.

5.2  Confidential/Trade Secret Information/Non-Disclosure.

5.2.1  Confidential/Trade Secret Information Defined. During the course of Employee’s employment, Employee will have access to various confidential/trade secret information of the Company. “Confidential/trade secret information” is information that is not generally known to the public and, as a result, is of economic benefit to the Company in the conduct of its business. Employee and the Company agree that the term “confidential/trade secret” includes but is not limited to all information developed or obtained by the Company, including its affiliates, and predecessors, and comprising the following items, whether or not such items have been reduced to tangible form (e.g., physical writing, computer hard drive, disk, tape, etc.): all methods, techniques, processes, ideas, research and development, product designs, engineering designs, plans, models, production plans, business plans, add-on features, trade names, service marks, slogans, forms, pricing structures, menus, business forms, marketing programs and plans, layouts and designs, financial structures, operational methods and tactics, cost information, the identity of and/or contractual arrangements with suppliers and/or vendors, accounting procedures, and any document, record or other information of the Company relating to the above. Confidential/trade secret information includes not only information directly belonging to the Company which existed before the date of this Agreement, but also information developed by Employee for the Company, including its affiliates and its predecessors and/or their employees during the term of Employee’s employment with the Company. It does not include any information which (a) was in the lawful and unrestricted possession of Employee prior to its disclosure to Employee by the Company or its affiliates or predecessors, (b) is or becomes generally available to the public by lawful acts other than those of Employee after receiving it, or (c) has been received lawfully and in good faith by Employee from a third party who is not and has never been an employee of the Company or its affiliates or predecessors and who did not derive it from the Company or its affiliates or predecessors.

5.2.2  Restriction on Use of Confidential/Trade Secret Information. Employee agrees that his/her use of confidential/trade secret information is subject to the following restrictions for an indefinite period of time so long as the confidential/trade secret information has not become generally known to the public:

(a)  Non-Disclosure. Employee agrees that he/she will not publish or disclose, or allow to be published or disclosed, confidential/trade secret information to any person without the prior written authorization of the Company unless pursuant to Employee’s job duties to the Company under this Agreement.

(b)  Non-Removal/Surrender. Employee agrees that he/she will not remove any confidential/trade secret information from the offices of the Company or the premises of any facility in which the Company is performing services, except pursuant to his/her duties under this Agreement. Employee further agrees that he/she shall surrender to the Company all documents and materials in his/her possession or control which contain confidential/trade secret information and which are the property of the Company upon the termination of this Agreement, and that he/she shall not thereafter retain any copies of any such materials.

5.2.3  Non-Solicitation of Customers/Prohibition Against Unfair Competition. Employee agrees that at no time after his/her employment with the Company will he/she engage in competition with the Company while making any use of the Company’s confidential/trade secret information. In addition, Employee agrees that, for the duration of the severance payments as provided for in Section 4.2 or 4.4, he/she will not directly or indirectly accept or solicit, whether as an employee, independent contractor or in any other capacity, the business of any customer of the Company with whom Employee worked or otherwise had access to the Company’s confidential/trade secret information pertaining to its business with that customer during the last two (2) years of his/her employment with the Company.

5.3  Conflict of Interest. During Employee’s employment with Company, Employee must not engage in any work, paid or unpaid, that creates an actual conflict of interest with Company. Such work shall include, but is not limited to, directly or indirectly competing with Company in any way, or acting as an officer, director, employee, consultant, controlling or 5% stockholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with the business in which Company is now engaged or in which Company becomes engaged during Employee’s employment with Company, as may be determined by the Board of Directors in its sole discretion. If the Board of Directors believes such a conflict exists during Employee’s employment, the Board of Directors may ask Employee to choose to discontinue the other work or resign employment with Company. In addition, Employee agrees not to refer any client or potential client of Company to competitors of Company without obtaining the Company’s prior written consent during Employee’s employment. Any termination of Employee’s employment due to violation of this subsection is considered “With Cause” for the purposes of section 4.1 above.

5.4  Non-Solicitation During Employment. Employee shall not during his/her employment interfere with or disrupt or attempt to disrupt Employer's business relationship with its customers or suppliers or solicit any of the employees of Employer to leave the employ of Employer.

5.5  Non-Solicitation of Employees. Employee agrees that, for the duration of the severance payments as provided for in Section 4.2 or 4.4, he/she shall not, directly or indirectly, ask or encourage any of the Company’s employees to leave their employment with the Company or solicit any of the Company’s employees for employment.

5.6  Breach of Provisions. If the Employee breaches any of the provisions of this Section 5, or in the event that any such breach is threatened by the Employee, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this section 5. The Employee acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, the Employee shall not use as a defense thereto that there is an adequate remedy at law. In addition, if the Employee breaches any of the provisions of this section 5, any and all Severance Payments and benefit obligations under this Agreement or otherwise will cease and be extinguished in their entirety and the Company will have no further obligations in that regard.

5.7  Reasonable Restrictions. The parties acknowledge that the foregoing restrictions, as well as the duration and the territorial scope thereof as set forth in this section 5, are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

5.8  Definition. For purposes of this section 5, the term “Company” shall be deemed to include any subsidiary or affiliate of the Company.

SECTION 6

MISCELLANEOUS

6.1  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns; PROVIDED, that the rights and obligations of the Employee hereunder shall not be assignable by him/her.

6.2  Notices. Any notice provided for herein shall be in writing and shall be deemed to have been given or made (a) when personally delivered or (b) when sent by telecopier and confirmed within forty-eight (48) hours by letter mailed or delivered to the party to be notified at its or his/hers address set forth herein; or three (3) days after being sent by registered or certified mail, return receipt requested, (or by equivalent currier with delivery documentation such as FEDEX or UPS) to the address of the other party set forth or to such other address as may be specified by notice given in accordance with this section 6.2:

If to the Company:  SYS Technologies
5050 Murphy Canyon Road, Suite 200
San Diego, CA 92123
Tel:  (858) 715-5500
Fax:  (858) 715-5510
Attention: Vice President, Human Resources

If to Employee:  Name: Ben Goodwin
13123 Caminito Pointe Del Mar
Del Mar, CA 92014
Tel:  858-792-6561
Fax: (___) ___-____

6.3  Severability. If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

6.4  Waiver. No waiver by a party hereto of a breach or default hereunder by the other party shall be considered valid, unless expressed in a writing signed by such first party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

6.5  Entire Agreement. This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all prior agreements between the Company and Employee, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. This Agreement does not constitute a commitment of the Company with regard to Employee's employment, express or implied, other than to the extent expressly provided for herein.

6.6  Amendment. No modification, change or amendment of this Agreement or any of its provisions shall be valid, unless in writing and signed by the party against whom such claimed modification, change or amendment is sought to be enforced.

6.7  Authority. The Parties each represent and warrant that it/he or she has the power, authority and right to enter into this Agreement and to carry out and perform the terms, covenants and conditions hereof.

6.8  Attorneys’ Fees. The Parties shall each be responsible for their own attorneys’ fees.

6.9  Titles. The titles of the sections of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

6.10  Applicable Law; Choice of Forum. Any proceeding between the parties arising out of or relating to this Agreement shall be brought in the appropriate forum in San Diego County, California. This Agreement, and all of the rights and obligations of the parties in connection with the employment relationship established hereby, shall be governed by and construed in accordance with the substantive laws of the State of California without giving effect to principles relating to conflicts of law.

6.11  Arbitration.

6.11.1  Scope. To the fullest extent permitted by law, Employee and Company agree to the binding arbitration of any and all controversies, claims or disputes between them arising out of or in any way related to this Agreement, the employment relationship between Company and Employee and any disputes upon termination of employment, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims; and any claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. For the purpose of this agreement to arbitrate, references to “Company” include all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this agreement to arbitrate shall apply to them to the extent Employee’s claims arise out of or relate to their actions on behalf of Company.

6.11.2  Arbitration Procedure. To commence any such arbitration proceeding, the party commencing the arbitration must provide the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In no event shall this notice for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations. The arbitration will be conducted in San Diego, California, by a single neutral arbitrator and in accordance with the then-current rules for resolution of employment disputes of the American Arbitration Association (“AAA”). The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of California, and only such power, and shall follow the law. The award shall be binding and the Parties agree to abide by and perform any award rendered by the arbitrator. The arbitrator shall issue the award in writing and therein state the essential findings and conclusions on which the award is based. Judgment on the award may be entered in any court having jurisdiction thereof. Company shall bear the costs of the arbitration filing and hearing fees and the cost of the arbitrator.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Dated:____________________________ __________________________________________
Name: Ben Goodwin

SYS Technologies, Inc.

Dated:___________________________ By:_______________________________________

Name:____________________________________

Title:_____________________________________